Exhibit 99.1

Release:     April 14, 2023

Canadian Pacific and Kansas City Southern combine to create CPKC

CPKC becomes the first and only single-line railway connecting Canada, the U.S. and Mexico

Calgary – Canadian Pacific (“CP”) and Kansas City Southern (“KCS”) today combined to create Canadian Pacific Kansas City (TSX: CP) (NYSE: CP) (“CPKC”), as authorized by the U.S. Surface Transportation Board’s (“STB”) March 15, 2023 final decision, creating the first single-line railway connecting Canada, the U.S., and Mexico.

“Today, we celebrate this historic combination creating a truly unique single-line rail network that begins a new chapter of railroad history in North America,” said CPKC President and Chief Executive Officer Keith Creel. “As we mark this once-in-a-lifetime occasion by driving the Final Spike in Kansas City, Missouri, where CP and KCS come together, we stand ready to bring new competition into the North American rail industry at a time when our supply chains have never needed it more.

“This unmatched CPKC network will give our customers new options and expanded reach to more markets as we provide reliable rail service, take trucks off public roads and raise the bar on rail safety by expanding CP’s industry-leading safety practices,” Creel added. “The public, environmental, competitive and safety benefits of this historic combination are extraordinary for our railroaders, communities, rail customers and the North American economy.”

CP completed its US$31 billion acquisition of KCS on Dec. 14, 2021. Immediately upon the closing of that acquisition, shares of KCS were placed into a voting trust, which ensured that KCS operated independently of CP during the regulatory review process. Today, pursuant to the STB’s March 15, 2023 final decision approving the transaction, the voting trustee transferred the KCS shares to an affiliate of CP, formally bringing KCS into the CPKC family.

In Kansas City today, the company will mark the creation of CPKC by hosting a celebration featuring the driving of the ceremonial Final Spike at the only place where the CP and KCS railroads meet. CPKC will also break ground today on a new yard office, the future location of its state-of-the-art U.S. operations center.

“We stand ready to move the commerce of today and ready to compete hard to grow tomorrow,” Creel continued. “With the most relevant railroad network on the continent, we’ll create value for all stakeholders, bringing new jobs, economic growth and environmental benefits to workers, customers and communities.”

With its global headquarters in Calgary, Alta., Canada, CPKC is the only railway connecting North America and has unrivaled port access on coasts around the continent, from Vancouver to Atlantic Canada to the Gulf of Mexico to Lázaro Cárdenas on Mexico’s Pacific coast. While remaining the smallest of six U.S. Class 1 railroads by revenue, the new combined company has a much larger and more competitive network, operating approximately 20,000 miles of rail, and employing close to 20,000 people. Full integration of CP and KCS is expected to take place over the next three years, unlocking the benefits of the combination.

CPKC will bring a new safety standard to the North American rail landscape. CP has been the safest railroad in North America for 17 straight years, as measured by the Federal Railroad Administration-reportable train accident frequency ratio. In 2022, CP had an all-time best frequency of 0.93, a rate nearly half what the company produced a decade ago and 69 percent lower than the Class 1 average.

CP’s culture of safety, supported by its history of sustained investments in core infrastructure and technology, aligns with KCS’s like-minded culture, allowing the combined system to operate at the apex of rail safety. CPKC will place safety at the forefront of everything it does.

CPKC plans capital investments in new infrastructure of more than US$275 million over the next three years to improve rail safety and the capacity of the core north-south CPKC main line between the U.S. Upper Midwest and Louisiana.

Anticipated environmental benefits of CPKC include the avoidance of more than 1.6 million tons of greenhouse gas (GHG) emissions due to the anticipated improved operational efficiency of CPKC versus current operations and another 300,000 tons of GHG emissions with the diversion of 64,000 trucks to rail for a total reduction of 1.9 million tons of GHG emissions over the next five years. Diverting 64,000 long-haul truck shipments to rail annually with new CPKC intermodal services will reduce total truck vehicle miles traveled by almost 2 billion miles over the next two decades, saving US$750 million in highway maintenance costs.

CPKC will also support the expansion of Amtrak and other passenger services on the CPKC network.

CPKC filed articles of amendment changing the company’s name to “Canadian Pacific Kansas City Limited”, which became effective today. CPKC’s common shares will remain listed on the Toronto Stock Exchange (TSX) and New York Stock Exchange (NYSE) under the ticker symbol “CP” and are expected to begin trading under the new name and new CUSIP (13646K108) on April 18. Each existing share certificate reflecting the former name of the company will continue to represent a valid certificate until such certificate is transferred, re-registered or otherwise exchanged.

Forward looking information

This news release contains certain forward looking statements and forward looking information (collectively, “FLI”) to provide CPKC shareholders and potential investors with information about CPKC and its subsidiaries and affiliates, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “will”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board in its March 15, 2023 decision; the success of integration plans; the focus of management time and attention on the CP-KCS transaction and other disruptions arising from the CP-KCS integration; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; the ability of management of CPKC, its subsidiaries and affiliates to execute key priorities, including those in connection with the CP-KCS transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather events, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CPKC with Canadian and U.S. securities regulators, including any prospectus, material change report, management information circular or registration statement that have been or will be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in CPKC’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

About CPKC

With its global headquarters in Calgary, Alta., Canada, CPKC is the first and only single-line transnational railway linking Canada, the United States and Mexico, with unrivaled access to major ports from Vancouver to Atlantic Canada to the Gulf of Mexico to Lázaro Cárdenas, Mexico. Stretching approximately 20,000 route miles and employing 20,000 railroaders, CPKC provides North American customers unparalleled rail service and network reach to key markets across the continent. CPKC is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpkcr.com to learn more about the rail advantages of CPKC. CP-IR

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